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                    [Wipfli Ullrich Bertelson LLP letterhead]

                                                                      Exhibit 23
                                                                       1997 10-K


                        Independent Accountants' Consent

We consent to incorporation by reference in the Registration Statement on Form S-4 (No. 333-26373), the Registration Statement on Form S-3 (No. 33-45385), and the Registration Statements on Form S-8 (Nos. 33-81178, 33-81180, 33-81182 and 333-01937) of F&M Bancorporation, Inc. of our report dated January 23, 1998, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the December 31, 1997 annual report on Form 10-K of F&M Bancorporation, Inc., and to the continued references to our firm as experts in those Registration Statements.



                                                /s/ Wipfli Ullrich Bertelson LLP
                                                --------------------------------
                                                Certified Public Accountants






Appleton, Wisconsin
March 24, 1998